POWER of ATTORNEY

For Forms 3, 4, and 5 and Forms 144

I hereby constitute and appoint each of John Klinger, Alicia Kelly, and Erica Farrell acting singly, with full power of substitution to each, my true and lawful attorney-in-fact to:

1.
prepare, execute, and file with the United States Securities and Exchange Commission (the “SEC”) and any stock exchange or similar authority for and on my behalf Forms 3, 4, and 5 pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules thereunder with respect to securities of The TJX Companies, Inc. (the “Company”) and any amendments thereto;

2.
prepare, execute, and file with the SEC and any stock exchange or similar authority for and on my behalf Forms 144 pursuant to Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”), and the rules thereunder with respect to securities of the Company and any amendments thereto; and

3.
prepare, execute, and file such other documents and take such other action that I could take and which, in the opinion of the attorney-in-fact so acting, may be necessary or desirable in connection with the foregoing.

I acknowledge that the documents executed by such attorney-in-fact on my behalf pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion but that I remain responsible for the content of such forms. I further acknowledge that neither the foregoing attorneys-in-fact in serving in such capacity at my request nor the Company is assuming any responsibilities for my compliance with Section 16 of the Exchange Act or Rule 144 of the Securities Act, and shall have no liability for any action taken or failed to be taken pursuant to this Power of Attorney or with respect to such compliance.

This Power of Attorney shall remain in full force and effect until I am no longer required to file Forms 3, 4, and 5 and/or Form 144, as applicable with respect to securities of the Company, unless earlier revoked by me in a signed writing delivered to the foregoing attorneys-in-fact. This Power of Attorney may be filed with the SEC as a confirming statement of authority granted herein.

IN WITNESS WHEREOF, I have caused this Power of Attorney to be executed as of this 11th day of June, 2025.

/s/ Jackwyn L. Nemerov

Signature

Jackwyn L. Nemerov

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